Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into as of January 22, 2010, by and between Caprius, Inc., a Delaware corporation (the “Company”), and Vintage Capital Group, LLC, a Delaware limited liability company (together with its successors and assigns, the “Investor”).

R E C I T A L S

A.           The Company and the Investor are parties to that certain Securities Purchase and Sale Agreement, dated as of September 16, 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) providing for, among other things, (i) the issuance by the Company and the purchase by the Investor of that certain Note, and (ii) the issuance by the Company and the purchase by the Investor of a warrant (the “Warrant”) to purchase 40% (in the aggregate) of the Company’s common stock (the “Common Stock”) on a Fully Diluted Basis as defined in the Warrant.

B.           The Company and the stockholders of the Company will gain substantial direct and indirect benefits from the consummation of the Securities Purchase Agreement and the transactions contemplated thereby.

C.           The transactions contemplated by the Securities Purchase Agreement are conditioned upon the extension of the rights set forth herein to the Investor, including the registration rights set forth herein, and the Company desires to extend such rights.

D.           All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.           Registration Rights.

1.1           Certain Definitions.  Except as defined herein, all capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Securities Purchase Agreement.

As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

“Registrable Securities” means (i) any Common Stock issuable or issued on exercise of the Warrant, (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clause (i), and (iii) other shares of Common Stock (or securities convertible into Common Stock) that may be acquired by the Investor after the date hereof from time to time.  Shares of Common Stock shall only be treated as Registrable Securities if they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of that sale, or (C) sold in a sale pursuant to Rule 144 promulgated under the Securities Act, or if such shares of Common Stock could then be sold pursuant to Rule 144 without any limitations on volume or manner of sales.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of that registration statement.

“Registration Expenses” shall mean all fees, costs and expenses, other than Selling Expenses, incurred by the Company in complying with Section 1.2, Section 1.3 and Section 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel retained by the Investor, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of and counsel to the Company, which shall be paid in any event by the Company).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar United States federal statute.

“Selling Expenses” shall mean all underwriting fees, costs and expenses, selling discounts and selling commissions applicable to the securities registered for the account of the Investor.

“Special Registration Statement” shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

1.2           Requested Registrations.

(a)           Request for Registration.  In case the Company shall receive from the Investor a written request (a “Registration Notice”) that the Company effect any registration, qualification or compliance with respect to Registrable Securities offered to the public having an aggregate offering price of not less than $1,000,000 (as determined in good faith in consultation with a one or more proposed underwriter(s) for an offering), the Company thereupon will use commercially reasonable efforts to effect the registration of the Registrable Securities which the Company has been so requested to register as soon as practicable after the receipt of the Registration Notice (including, without limitation, appropriate qualification under applicable Blue Sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities specified in such request.  Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to this Section 1.2:

(i)           prior to one hundred twenty (120) days following the date hereof;

(ii)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii)           during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold for the account of the Company (other than with respect to a Special Registration Statement), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv)           after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;

(v)           during the 120-day period following a registration effected pursuant to this Section 1.2; or

(vi)           if the Company shall furnish to the Investor pursuant to this Section 1.2 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”) it would be seriously detrimental to the Company or its stockholders for a registration statement to then be filed, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt by the Company of the Registration Notice regarding which the Company has furnished such certificate from the Chief Executive Officer of the Company; provided, however, that the Company shall not utilize this right more than once in any 12-month period.

Subject to the foregoing clauses (i) through (v), the Company shall file a registration statement covering the Registrable Securities so requested to be registered pursuant to this Section 1.2 as soon as practicable (and in any event within sixty (60) days of receipt of the Registration Notice), after receipt of the request by the Investor.

(b)           Underwriting.  In the event that a registration pursuant to this Section 1.2 is specified in the Registration Notice to be a registered public offering involving an underwriting, the right of the Investor to registration pursuant to Section 1.2 shall be conditioned upon the Investor’s participation in the underwriting arrangements required by this Section 1.2, and the inclusion of the Investor’s Registrable Securities in the underwritten offering to the extent requested shall be limited to the extent provided herein.  The Company shall enter into an underwriting agreement in customary form with the managing underwriter selected for the underwriting by the Company, but subject to the reasonable approval of the Investor (which approval may be withheld on the grounds such underwriter’s discount would exceed customary amounts).  Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Investor.  The number of shares that may be included in the registration and underwriting shall be allocated first, pro rata based upon the amount of Registrable Securities held by the Investor, to the Registrable Securities desired to be sold by the Investor and thereafter any additional shares that may be included in the offering shall be allocated to the Company.  To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to the Investor to the nearest one hundred (100) shares.  If the Investor disapproves of the terms of the underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter, in which case such withdrawal or request for registration shall not count as a registration of Registrable Securities hereunder.

1.3           Company Registrations.

(a)           Notice of Registration.  If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than pursuant to a Special Registration Statement, the Company will:

(i)           promptly give to the Investor written notice thereof; and

(ii)           include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request received by the Company within ten (10) Business Days after the Investor’s receipt of the written notice from the Company.  Such request shall state the intended method of disposition of the Registrable Securities by the Investor if the intended method of disposition is inconsistent with the Company’s plan of distribution stated therein.

(b)           Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 1.3(a)(i).  In such event the right of the Investor to registration pursuant to this Section 1.3 shall be conditioned upon the Investor’s participation in the underwritten offering and the inclusion of Registrable Securities in the underwritten offering to the extent provided herein.  The Investor shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be included in the registration.  The Company shall so advise the Investor in writing and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first to the shares desired to be sold by the Company (if the registration has been initiated by the Company) and thereafter any additional shares that may be included in the offering shall be allocated to the Investor pro rata in accordance with the number of shares requested to be included; provided, that if the Note or any PIK Note is then outstanding, at least 35% of the Common Stock in such offering shall be Registrable Securities held by the Investor to the extent Investor holds an adequate number of shares.  To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to the Investor to the nearest one hundred (100) shares.  If the Investor disapproves of the terms of the underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter, in which case such withdrawal or request for registration shall not count as a registration of Registrable Securities hereunder.

(c)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of the registration whether or not the Investor has elected to include Registrable Securities in the registration; provided, however, if the Investor elects to use one of the demand registration rights pursuant to Section 1.2 hereof, then the registration shall be governed by Section 1.2 and it shall not be terminated by the Company without the consent of the Investor.

1.4           Registrations on Form S-3.

(a)           Request for Registration.  If at any time or from time to time, the Investor requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities with a reasonably anticipated aggregate price to the public of at least $1,000,000, and the Company is a registrant entitled to use Form S-3 to register such Registrable Securities for that type of offering, the Company will use its best efforts to cause such Registrable Securities to be registered for the offering on that form and to cause those Registrable Securities to be qualified in those jurisdictions as the Investor may reasonably request.

The substantive provisions of Section 1.2(b) shall be applicable to each such registration initiated under this Section 1.4 involving an underwriting.

(b)           Limitations.  Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.4:

(i)           prior to one hundred twenty (120) days following the date hereof;

(ii)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting a registration, qualification or compliance, unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act;

(iii)           if the Company, within thirty (30) days of the receipt of a request under this Section 1.4 from the Investor for a registration under the terms of this Agreement relates, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such requests (other than with respect to a Special Registration Statement), or gives notice that it has filed such a registration statement which has not yet been declared effective, in each case for so long as the Company continues to employ reasonable good faith efforts to prepare and file such registration statement (if not already filed) and to cause such registration statement to become effective;

(iv)           if the Company has completed such a registration within the prior ninety (90) days; or

(v)           if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its stockholders for a registration statement to then be filed, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of requests by the Investor to file the registration; provided, however, that the Company shall not utilize this right more than once in any 12-month period.

1.5           Expenses of Registration.

(a)           Registration Expenses.  The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Sections 1.2, Section 1.3 and Section 1.4.  With respect to a registration under either Section 1.2 or Section 1.4, in the event the Investor withdraws a registration request for a registered public offering involving an underwriting, abandons a registration statement or, following an effective registration pursuant to Section 1.2 hereof, does not sell Registrable Securities, then all Registration Expenses in respect of such registration request shall be borne by the Investor; provided, that, if at the time of such withdrawal, the Investor has learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then all Registration Expenses in respect of such registration request shall be borne by the Company.

(b)           Selling Expenses.  Unless otherwise stated, all Selling Expenses relating to Registrable Securities registered on behalf of the Investor shall be borne by the Investor.

1.6           Registration and Qualification.  If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will as expeditiously as is practicable:

(a)           prepare and file with the Commission, as soon as practicable, and use all commercially reasonable efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on the form as the Investor, or if not filed pursuant to Section 1.2 or Section 1.4 hereof, the Company, may determine and for which the Company then qualifies;

(b)           prepare and file with the Commission any amendments (including post-effective amendments) and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of the time that all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in the registration statement or the expiration of one hundred eighty (180) days after the registration statement becomes effective; provided, that this 180-day period shall be extended in the case of a registration pursuant to Section 1.2 hereof for that number of days that equals the number of days elapsing from (i) the date the written notice contemplated by Section 1.6(f) hereof is given by the Company to (ii) the date on which the Company delivers to the Investor the supplement or amendment contemplated by Section 1.6(f) hereof; provided, further, that upon receipt of such notice from the Company, sellers of the Registrable Securities covered by such registration statement shall discontinue disposition of such Registrable Securities until the delivery by the Company to the Investor of the supplement or amendment contemplated by Section 1.6(f) hereof;

(c)           furnish to each seller of Registrable Securities covered by such registration statement and to any underwriter of Registrable Securities that number of conformed copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), that number of copies of the prospectus included in the registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, those documents incorporated by reference in such registration statement or prospectus, and any other documents, as such seller or the underwriter may reasonably request;

(d)           make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(e)           if requested by the Investor in any underwritten offering, (i) furnish to the Investor an opinion of counsel for the Company addressed to the Investor and dated the date of the closing under the underwriting agreement (if any) (or if the offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to the Investor a “comfort” or “special procedures” letter addressed to the Investor and signed by the independent public accountants who have audited the Company’s financial statements included in the registration statement, in each case covering substantially the same matters with respect to the registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and any other matters as the Investor may reasonably request and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements;

(f)           immediately notify the Investor in writing (i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to the offering, and in either case (i) or (ii), at the request of the Investor, prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, that prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(g)           use its commercially reasonable efforts to list all Registrable Securities covered by a registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith;

(h)           upon the transfer of shares by the Investor in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities being sought in denominations as shall be requested by the Investor or the underwriters;

(i)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(j)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and

(k)           provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.7           Indemnification.

(a)           By the Company.  The Company will indemnify and hold harmless the Investor, each of its partners, principals, affiliates, officers and directors, and each person controlling the Investor within the meaning of Section 15 of the Securities Act, with respect to whom registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all fees, expenses, costs, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with a registration, qualification or compliance, and the Company will reimburse the Investor, and each of its partners, principals, affiliates, officers and directors, each person controlling the Investor, and each underwriter and each person who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any claim, loss, damage, liability or action; provided, that the Company will not be liable in any case to the extent that any claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by the Investor to the Company by an instrument duly executed by the Investor specifically for inclusion in the registration statement, prospectus, offering circular, or other documents, amendment or supplement, as applicable.  If the Investor is represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 1.7(a) to reimburse legal fees, costs and expenses of more than one separate counsel for the Investor.

(b)           By the Investor.  The Investor will indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls the Company or an underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in a registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, directors, officers, underwriters or controlling persons for any legal or any other fees, costs and expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by the Investor by an instrument duly executed by the Investor and stated to be specifically for inclusion therein.  Notwithstanding the foregoing, the liability of the Investor under this subsection (b) shall be limited in an amount equal to the net proceeds from the Registrable Securities sold by such Investor, unless such liability arises out of or is based on willful misconduct or gross negligence by the Investor.

(c)           Procedure for Indemnification.  Each party indemnified under paragraph (a) or (b) of this Section 1.7 (the “Indemnified Party”) shall, promptly after receipt of notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the “Indemnifying Party”) in writing of the claim or the commencement thereof; provided, that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability it may have to an Indemnified Party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 1.7, unless the Indemnifying Party was materially prejudiced by that failure, and in no event shall relieve the Indemnifying Party from any other liability it may have to that Indemnified Party.  If any claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of any claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 1.7 for any legal or other fees, costs or expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the Indemnifying Party has not assumed the defense thereof within ten (10) days of receipt of notice of such claim or commencement of action, and in each case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party.  If any Indemnified Party employs such separate counsel, it will not enter into any settlement agreement not approved by the Indemnifying Party, whose approval is not to be unreasonably withheld.  If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party.  In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

If the indemnification provided for in this Section 1.7 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying that Indemnified Party, contribute to the amount paid or payable by that Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions that resulted in the loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied specifically for inclusion in any registration statement, prospectus, offering circular or other similar document by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party’s stock ownership in the Company.  In no event, however, shall the Investor be required to contribute in excess of the amount of the net proceeds received by the Investor in connection with the sale of Registrable Securities in the offering that is the subject of the loss, claim, damage or liability.  The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending the action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of a fraudulent misrepresentation.

(d)           Conflict with Underwriting Agreement.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.8           Information by the Investor.  The Investor shall furnish to the Company that information regarding the Investor as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

1.9           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of restricted securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to, within one hundred twenty (120) days following the date hereof:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)           furnish to the Investor forthwith upon request a written statement by the Company that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) or as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any securities without registration; and

(d)           take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable each Investor to utilize Form S-3 for the sale of its Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

1.10           Transfer of Registration Rights.  The rights to cause the Company to register securities granted to the Investor under Section 1.2, Section 1.3 and Section 1.4 may be assigned in connection with any transfer or assignment of Registrable Securities (and only with respect to the transferred Registrable Securities) by the Investor provided that:  (a) the transfer may otherwise be effected in accordance with applicable securities laws; (b) the transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Investor; and (c) the assignee or transferee receives at least five percent (5%) of the outstanding Common Stock and agrees in writing to be bound by the terms of this Agreement and assumes all of the obligations of the Investor hereunder.  For purposes of determining the percentage of shares transferred, the shares owned by the Investor shall be aggregated with the shares owned by the Affiliates of the Investor.  Subject to the terms of Section 1.12 below, no transfer or assignment will divest the Investor or any subsequent owner of those rights and powers with respect to the shares of Registrable Securities still held, unless all Registrable Securities are transferred or assigned and at such time the transferring Investor has no claims for indemnification or contribution pending and no factual basis for such claims exist (whether or not know to the Investor).  Notwithstanding the foregoing, the Investor may transfer its rights hereunder to an affiliate without regard to the minimum number of shares specified in clause (c) above.  Any permitted transferee shall be an “Investor” for purposes of this Agreement.

1.11           No Registration Rights to Third Parties.  Without the prior written consent of the Investor, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 registration rights described in this Section 1, or otherwise) relating to shares of the Company’s Common Stock or any other securities of the Company, other than rights that are subordinate to the Investor’s rights to include all of the Registrable Securities owned by the Investor in any registration statement prior to any such person having the right to include any securities of the Company owned by them in such registration statement.

1.12           Termination of Registration Rights.  The registration rights granted in Sections 1.2, Section 1.3 and Section 1.4 shall terminate, with respect to the Investor, at such time as (a) all Registrable Securities held by the Investor can be sold pursuant to Rule 144 without compliance with the registration requirements of the Securities Act, or (b) all Registrable Securities held by the Investor constitute less than five percent (5%) of the voting securities of the Company (on an as-converted basis) and can be sold pursuant to Rule 144 within a consecutive three month period without compliance with the registration requirements of the Securities Act.  The respective indemnities, representations and warranties of the Investor and the Company shall survive a termination of registration rights by reason of this Section 1.12, with respect to any registration of Registrable Securities effected under this Agreement prior to such termination.

2.           Miscellaneous.

2.1           “Market Stand-Off” Agreement; Agreement to Furnish Information.  The Investor agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by the Investor (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, that all executive officers and directors of the Company and all other holders of at least three percent (3%) of the outstanding equity securities of the Company enter into similar agreements.

The Investor shall not be subject to this Section 2.1 in the event that the Company or any underwriter has released any executive officer, director or holder of three percent (3%) or more of the equity securities of the Company from the provisions of this Section 2.1.  The  Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Investor shall provide, within twenty (20) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in this Section 2.1 shall not apply to a registration pursuant to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.  The Investor agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.1.

2.2           Waivers and Amendments.  With the written consent of the Company and the Investor, the obligations of the Company and the rights of the Investor under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of the Board, may amend this Agreement or enter into a supplementary agreement for the purpose of adding any provisions to this Agreement.  Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.  Any amendment, waiver or supplementary agreement effected in accordance with this paragraph shall be binding upon the Investor and each future holder of Registrable Securities.  Notwithstanding the foregoing, it shall not be deemed an amendment to make subsequent purchasers of Common Stock who purchased such Common Stock directly from the Company parties to this Agreement only for purposes of Section 1.3.

2.3           Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given at the earliest of (i) the date received, or (ii) one (1) Business Day after being sent by a nationally recognized overnight courier for next Business Day delivery, with receipt acknowledged, or (iii) five (5) Business Days after being mailed, postage prepaid, by certified mail, return receipt requested, addressed to the parties hereto as specified in the Annex 1 or to such other address or addresses as the Investor or the Company, as the case may be, may specify by written notice given in accordance with this Section 2.3.

2.4           Descriptive Headings.  The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

2.5           Governing Law.  IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

2.6           Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile or PDF signature, each of which shall be deemed to be an original, and all of which together shall constitute one instrument.

2.7           Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, expenses and necessary disbursements in addition to any other relief to which such party may be entitled.

2.8           Successors and Assigns.  Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

2.9           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

2.10           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be severable and, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

2.11           Stock Splits.  All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

2.12           Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY AND ENFORCEABLE UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF THE COMPANY OR THE INVESTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

2.13           Interpretation.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

2.14           Consent to Forum.  AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE COMPANY OR ANY OTHER PARTY HERETO, EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT THE INVESTOR’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.  EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH EACH PARTY HERETO MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ANY INVESTOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE INVESTOR OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: CAPRIUS, INC., a Delaware corporation

By:	/s/Dwight Morgan
	Name: Title:	Dwight Morgan Chief Executive Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

INVESTOR: VINTAGE CAPITAL GROUP, LLC, a Delaware limited liability company

By:	/s/Fred C. Sands
	Name: Title:	Fred C. Sands Chairman

 [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

ANNEX 1

Notice Addresses

If to the Investor, to:

Vintage Capital Group, LLC
11611 San Vicente Boulevard, 10th Floor
Los Angeles, CA  90049
Attention:	Thomas Webster
Telephone:	(310) 979-9090
Facsimile:	(310) 207-0035
E-Mail:	twebster@vintage-vfm.com

With a copy to:

Klee, Tuchin, Bogdanoff & Stern LLP
1999 Avenue of the Stars, 39th Floor
Los Angeles, CA  90067
Attention:	Ronn S. Davids
Telephone:	(310) 407-4095
Facsimile:	(310) 407-9090
E-Mail:	RDavids@ktbslaw.com

If to the Company, to:

Caprius, Inc.
10 Forest Avenue, Suite 220
Paramus, NJ  07652
Attention:	Dwight Morgan
Telephone:	(201) 342-0900
Facsimile:	(866) 405-4918
E-Mail:	dmorgan@mcmetech.com

With a copy to:

Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY  10005
Attention:	Bruce A. Rich
Telephone:	(212) 238-8895
Facsimile:	(212) 732-3232
E-Mail:	rich@clm.com